 SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Lee Flanagin
	(408) 801-2067	(408) 801-2463

SANDISK ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

Reports best quarterly revenue in SanDisk’s history

Milpitas, CA, July 21, 2011 - SanDisk Corporation (NASDAQ:SNDK), a global leader in flash memory storage solutions, today announced results for the second fiscal quarter ending July 3, 2011.  Total second quarter revenue of $1.375 billion increased 17% on a year-over-year basis and increased 6% on a sequential basis.  Second quarter net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $248 million, or $1.02 per diluted share, compared to net income of $258 million, or $1.08 per diluted share in the second quarter of fiscal 2010 and $224 million, or $0.92 per diluted share, in the first quarter of fiscal 2011.

On a non-GAAP basis, which excludes the impact of share-based compensation expense, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible debts and related tax adjustments, second-quarter net income was $278 million, or $1.14 per diluted share, compared to net income of $258 million, or $1.08 per diluted share, in the second quarter of fiscal 2010 and net income of $251 million, or $1.03 per diluted share, in the first quarter of fiscal 2011.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered record quarterly revenue, driven by our broad product offerings and our well diversified Retail and OEM channels,” said Sanjay Mehrotra, President and CEO, SanDisk.  “Solid execution on product cost reductions enabled strong profitability.  Our integration of Pliant Technology is progressing well and we are excited by our business prospects in the enterprise storage segment.”

SECOND QUARTER 2011 KEY FINANCIAL METRICS
  Total second quarter revenue was $1.375 billion, up 17% year-over-year and up 6% sequentially.
  Total second quarter gross profit, product gross profit and operating income compared on a year-over-year and sequential basis are shown in the table below:
Metric in millions of US$, except %	GAAP			Non-GAAP
	Q211	Q210	Q111	Q211	Q210	Q111
Total gross profit % of total revenue	$613 44.6%	$546 46.3%	$552 42.6%	$623 45.3%	$551 46.7%	$558 43.1%
Product gross profit % of product revenue	$520 40.6%	$459 42.0%	$468 38.6%	$530 41.3%	$463 42.4%	$474 39.1%
Operating income % of total revenue	$379 27.6%	$359 30.4%	$349 27.0%	$402 29.3%	$377 32%	$369 28.5%

  Cash flow from operations in the second quarter was $269 million and free cash flow(1) was ($232) million.
  Total cash and cash equivalents and short and long-term marketable securities at the end of the second quarter of fiscal 2011 was $5.28 billion compared to $3.72 billion at the end of the second quarter of fiscal 2010 and $5.51 billion at the end of the first quarter of fiscal 2011.
OTHER HIGHLIGHTS
  SanDisk, along with its manufacturing partner Toshiba, announced the opening of Fab 5, their third 300-millimeter joint venture wafer fab in Yokkaichi, Japan.
  SanDisk completed the acquisition of Pliant Technology, Inc., a leading developer of enterprise solid state drives.  With the completion of the transaction, Pliant became SanDisk’s Enterprise Storage Solutions business.
  SanDisk expanded its Lightning® Enterprise Flash Drive family with six new 2.5-inch 6GB SAS (6 gigabits per second Serial Attached SCSI) models.
  SanDisk augmented its embedded product line up with the announcement of the SanDisk iNAND Extreme™ embedded flash drives.  Combined with the iNAND™ and iNAND Ultra™ products, the iNAND family of products now cover the needs of all mobile market segments, from feature phones to high-end tablets.
CONFERENCE CALL
SanDisk’s second quarter of fiscal 2011 conference call is scheduled for 2:00 P.M., Pacific Time, Thursday, July 21, 2011.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 719-325-2437 and the dial-in password is 3644989.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

SCHEDULED INTERVIEW
SanDisk Corporation President and CEO, Sanjay Mehrotra, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on Thursday, July 21, 2011, at approximately 1:15 P.M., Pacific Time.

FORWARD LOOKING STATEMENTS
This news release contains certain forward-looking statements, including statements about our business prospects and outlook in fiscal 2011, the integration of Pliant Technology, the expected benefits of the enterprise storage segment and our expectations regarding our business, that are based on our current expectations and are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  we may not be able to effectively assimilate and integrate Pliant’s operations, personnel, technologies, products and information systems on a timely basis or at all;
  the integration of Pliant’s business, personnel and operations may disrupt our ongoing business, distract our management and employees, harm our reputation and increase our expenses;
  we may not be able to maintain and grow our enterprise storage customer relationships required to achieve our anticipated revenue and margins;
  competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;
  unpredictable or changing demand for our products, particularly for certain form factors, such as embedded flash memory, or capacities, or the mix of X2 and X3;
  insufficient supply from captive flash memory sources, inability to obtain non-captive flash memory supply of the right product mix with adequate margins and quality in the time frame necessary to meet demand, or inability to realize a positive margin on non-captive purchases;
  expansion of industry supply, including low grade supply useable in limited markets, creating excess market supply, causing our average selling prices to decline faster than our costs;
  excess captive memory output or capacity which could result in write-downs for excess inventory, lower of cost or market charges, fixed costs associated with under-utilized capacity, or other consequences;
  increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen;
  lower than anticipated demand, including due to general economic weakness in our markets; and
  the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2011.
(1) Free cash flow represents net cash provided by operating activities plus net cash used in investing activities less net purchases, sales and maturities of short- and long-term marketable securities.

ABOUT SANDISK
SanDisk Corporation is a global leader in flash memory storage solutions, from research and development, product design and manufacturing to branding and distribution for OEM and retail channels.  Since 1988, SanDisk’s innovations in flash memory and storage system technologies have provided customers with new and transformational digital experiences.  SanDisk’s diverse product portfolio includes flash memory cards and embedded solutions used in smart phones, tablets, digital cameras, camcorders, digital media players and other consumer electronic devices, as well as USB flash drives and solid-state drives (SSD) for the computing market. SanDisk’s products are used by consumers and enterprise customers around the world.

SanDisk is a Silicon Valley-based S&P 500 and Fortune 500 company, with more than half its sales outside the United States.  For more information, visit www.sandisk.com.

SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Lightning is a U.S. registered trademark of SanDisk Corporation. iNAND, iNAND Ultra and iNAND Extreme are trademarks of SanDisk Corporation.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenues:
Product	$1,281,960	$1,091,315	$2,492,207	$2,084,510
License and royalty	93,033	87,753	176,986	181,221
Total revenues	1,374,993	1,179,068	2,669,193	2,265,731

Cost of product revenues	753,307	629,554	1,490,799	1,212,907
Amortization of acquisition-related intangible assets	8,254	3,132	13,370	6,264
Total cost of product revenues	761,561	632,686	1,504,169	1,219,171

Gross profit	613,432	546,382	1,165,024	1,046,560

Operating expenses:
Research and development	145,332	99,799	264,874	198,452
Sales and marketing	48,200	52,094	95,657	100,595
General and administrative	40,154	35,399	75,453	74,123
Amortization of acquisition-related intangible assets	730	291	730	583
Total operating expenses	234,416	187,583	436,714	373,753

Operating income	379,016	358,799	728,310	672,807

Other income (expense)	(14,273)	(24)	(32,639)	8,962

Income before income taxes	364,743	358,775	695,671	681,769

Provision for income taxes	116,353	100,881	223,157	189,184
Net income	$248,390	$257,894	$472,514	$492,585

Net income per share:
Basic	$1.04	$1.11	$1.98	$2.14
Diluted	$1.02	$1.08	$1.94	$2.07

Shares used in computing net income per share:
Basic	238,851	231,673	238,162	230,487
Diluted	243,862	239,801	243,718	238,566

Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Six months ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010

SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$248,390	$257,894	$472,514	$492,585
Share-based compensation (a)	14,358	14,977	28,949	31,847
Amortization of acquisition-related intangible assets (b)	8,984	3,423	14,100	6,847
Convertible debt interest (c)	23,833	14,208	47,198	28,129
Income tax adjustments (d)	(17,520)	(32,702)	(34,136)	(76,566)
NON-GAAP NET INCOME	$278,045	$257,800	$528,625	$482,842

GAAP COST OF PRODUCT REVENUES	$761,561	$632,686	$1,504,169	$1,219,171
Share-based compensation (a)	(1,089)	(1,309)	(2,032)	(3,767)
Amortization of acquisition-related intangible assets (b)	(8,254)	(3,132)	(13,370)	(6,264)
NON-GAAP COST OF PRODUCT REVENUES	$752,218	$628,245	$1,488,767	$1,209,140

GAAP GROSS PROFIT	$613,432	$546,382	$1,165,024	$1,046,560
Share-based compensation (a)	1,089	1,309	2,032	3,767
Amortization of acquisition-related intangible assets (b)	8,254	3,132	13,370	6,264
NON-GAAP GROSS PROFIT	$622,775	$550,823	$1,180,426	$1,056,591

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$145,332	$99,799	$264,874	$198,452
Share-based compensation (a)	(7,684)	(6,544)	(14,928)	(13,346)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$137,648	$93,255	$249,946	$185,106

GAAP SALES AND MARKETING EXPENSES	$48,200	$52,094	$95,657	$100,595
Share-based compensation (a)	(2,868)	(3,153)	(5,042)	(5,341)
NON-GAAP SALES AND MARKETING EXPENSES	$45,332	$48,941	$90,615	$95,254

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$40,154	$35,399	$75,453	$74,123
Share-based compensation (a)	(2,717)	(3,971)	(6,947)	(9,393)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$37,437	$31,428	$68,506	$64,730

GAAP TOTAL OPERATING EXPENSES	$234,416	$187,583	$436,714	$373,753
Share-based compensation (a)	(13,269)	(13,668)	(26,917)	(28,080)
Amortization of acquisition-related intangible assets (b)	(730)	(291)	(730)	(583)
NON-GAAP TOTAL OPERATING EXPENSES	$220,417	$173,624	$409,067	$345,090

GAAP OPERATING INCOME	$379,016	$358,799	$728,310	$672,807
Cost of product revenues adjustments (a) (b)	9,343	4,441	15,402	10,031
Operating expense adjustments (a) (b)	13,999	13,959	27,647	28,663
NON-GAAP OPERATING INCOME	$402,358	$377,199	$771,359	$711,501

GAAP OTHER INCOME (EXPENSE)	$(14,273)	$(24)	$(32,639)	$8,962
Convertible debt interest (c)	23,833	14,208	47,198	28,129
NON-GAAP OTHER INCOME (EXPENSE)	$9,560	$14,184	$14,559	$37,091

GAAP NET INCOME	$248,390	$257,894	$472,514	$492,585
Cost of product revenues adjustments (a) (b)	9,343	4,441	15,402	10,031
Operating expense adjustments (a) (b)	13,999	13,959	27,647	28,663
Convertible debt interest (c)	23,833	14,208	47,198	28,129
Income tax adjustments (d)	(17,520)	(32,702)	(34,136)	(76,566)
NON-GAAP NET INCOME	$278,045	$257,800	$528,625	$482,842

Diluted net income per share:
GAAP	$1.02	$1.08	$1.94	$2.07
Non-GAAP	$1.14	$1.08	$2.17	$2.03

Shares used in computing diluted net income per share:
GAAP	243,862	239,801	243,718	238,566
Non-GAAP	243,889	238,807	243,727	237,652

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, MusicGremlin, Inc. in June 2008 and Pliant Technology, Inc. in May 2011, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting.  These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily core technology, developed technology, customer relationships and trademarks related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), MusicGremlin, Inc. (June 2008) and Pliant Technology, Inc. (May 2011).

(c)	Incremental interest expense relating to the non-cash economic interest expense associated with the Company's 1% Sr. Convertible Notes due 2013 and 1.5% Sr. Convertible Notes due 2017.

(d)	Income taxes associated with certain non-GAAP to GAAP adjustments and valuation allowances on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	July 3, 2011	January 2, 2011

ASSETS
Current assets:
Cash and cash equivalents	$974,854	$829,149
Short-term marketable securities	1,719,354	2,018,565
Accounts receivable from product revenues, net	377,102	367,784
Inventory	553,753	509,585
Deferred taxes	138,460	104,582
Other current assets	143,956	203,027
Total current assets	3,907,479	4,032,692

Long-term marketable securities	2,584,332	2,494,972
Property and equipment, net	271,166	266,721
Notes receivable and investments in the flash ventures with Toshiba	2,062,429	1,733,491
Deferred taxes	85,934	149,486
Goodwill	154,899	-
Intangible assets, net	330,127	37,404
Other non-current assets	91,441	61,944
Total assets	$9,487,807	$8,776,710

LIABILITIES
Current liabilities:
Accounts payable trade	$181,377	$173,259
Accounts payable to related parties	275,611	241,744
Other current accrued liabilities	315,560	284,709
Deferred income on shipments to distributors and retailers and deferred revenue	254,152	260,395
Total current liabilities	1,026,700	960,107

Convertible long-term debt	1,759,217	1,711,032
Non-current liabilities	341,576	326,176
Total liabilities	3,127,493	2,997,315

EQUITY
Stockholders' equity:
Common stock	4,808,640	4,709,743
Retained earnings	1,285,167	812,653
Accumulated other comprehensive income	269,927	260,228
Total stockholders' equity	6,363,734	5,782,624
Non-controlling interests	(3,420)	(3,229)
Total equity	6,360,314	5,779,395
Total liabilities and equity	$9,487,807	$8,776,710

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Six months ended
	July 3, 2011	July 4, 2010	July 3, 2011 (1)	July 4, 2010

Cash flows from operating activities:
Net income	$248,390	$257,894	$472,514	$492,585
Adjustments to reconcile net income to net cash flows from operating activities:
Deferred taxes	(13,398)	(18,287)	(7,224)	(78,909)
Depreciation	27,862	34,040	57,637	69,105
Amortization	40,511	20,437	73,350	40,588
Provision for doubtful accounts	(209)	(977)	(2,954)	(2,599)
Share-based compensation expense	14,358	14,977	28,949	31,847
Excess tax benefit from share-based compensation	(5,399)	(11,561)	(11,811)	(13,728)
Impairments, restructuring and other	(6,268)	4,085	(19,445)	(16,238)
Other non-operating	21,235	9,674	41,683	18,939
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(132,051)	(109,829)	(587)	(109,935)
Inventory	(50,380)	73,742	(34,001)	100,230
Other assets	(47,620)	2,292	(71,369)	23,577
Accounts payable trade	32,852	19,836	(3,457)	(19,072)
Accounts payable to related parties	64,363	53,996	33,867	14,953
Other liabilities	75,000	34,747	110,733	162,002
Total adjustments	20,856	127,172	195,371	220,760
Net cash provided by operating activities	269,246	385,066	667,885	713,345

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(972,067)	(831,546)	(1,609,568)	(1,442,959)
Proceeds from sale of short and long-term marketable securities	974,177	474,434	1,471,780	691,711
Proceeds from maturities of short and long-term marketable securities	206,570	125,295	323,810	169,015
Acquisition of property and equipment	(27,608)	(22,486)	(61,353)	(37,414)
Investment in Flash Forward Ltd.	(18,272)	-	(18,333)	-
Distribution from FlashVision Ltd.	-	-	-	122
Notes receivable issuance, Flash Partners Ltd. and Flash Alliance Ltd.	(152,811)	-	(366,762)	-
Notes receivable proceeds, Flash Partners Ltd. and Flash Alliance Ltd.	-	-	85,096	-
Proceeds from sale of assets	-	-	-	17,767
Purchased technology and other assets	-	-	(100,000)	(1,982)
Acquisition of Pliant Technology, Inc., net of cash acquired	(302,649)	-	(317,649)	-
Net cash used in investing activities	(292,660)	(254,303)	(592,979)	(603,740)

Cash flows from financing activities:
Repayment of debt financing	-	-	-	(75,000)
Proceeds from employee stock programs	16,458	66,401	58,606	84,356
Excess tax benefit from share-based compensation	5,399	11,561	11,811	13,728
Net cash provided by financing activities	21,857	77,962	70,417	23,084
Effect of changes in foreign currency exchange rates on cash	1,961	5,775	382	3,958
Net increase in cash and cash equivalents	404	214,500	145,705	136,647
Cash and cash equivalents at beginning of period	974,450	1,022,511	829,149	1,100,364
Cash and cash equivalents at end of period	$974,854	$1,237,011	$974,854	$1,237,011

__________________
(1) $15 million of cash used during the first quarter of fiscal year 2011 for the Pliant acquisition has been reclassified from ‘Purchased technology and other assets’ to ‘Acquisition of Pliant Technology, Inc., net of cash acquired.’